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                                                                    EXHIBIT 5.1

                       JEFFERS, WILSON, SHAFF & FALK, LLP
                                ATTORNEYS AT LAW
                             18881 VON KARMAN AVENUE
                                   SUITE 1400
                            IRVINE, CALIFORNIA 92612
                            TELEPHONE: (949) 660-7700
                            FACSIMILE: (949) 660-7799


                                  May ___, 1998


RealTrust Asset Corporation
2855 East Cottonwood Parkway, Suite 500
Salt Lake City, Utah  84121

        Re: Registration Statement on Form S-11

Gentlemen:

        We have acted as counsel to RealTrust Asset Corporation (the "Company"), a Maryland corporation, in connection with the Registration Statement on Form S-11 (No. 333-48653), filed with the Securities and Exchange Commission on March 25, 1998, as amended (the "Registration Statement"), covering 5,750,000 of the Company's Units, each consisting of one share of Common Stock, par value $.001, and one Stock Purchase Warrant (the "Units").

        In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

        In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

        Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that upon payment therefor and delivery of stock certificates representing such shares, the shares of Common Stock included in the Units have been duly authorized and when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.

        We express no opinion with respect to laws other than those of the State of California, the Maryland General Corporation Code and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereof, or the effect thereon, of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

                                           Very truly yours,

                                           JEFFERS, WILSON, SHAFF & FALK, LLP